Exhibit 99.2

DoseMe Holdings Pty Ltd

ABN 23 168 742 336

Financial Statements
For the year ended June 30, 2018

PKF Hacketts

INDEPENDENT AUDITOR’S REPORT
TO THE STOCKHOLDERS AND BOARD OF DIRECTORS OF
DOSEME HOLDINGS PTY LTD AND ITS CONTROLLED ENTITIES

Report on the Consolidated Financial Statements

We have audited the accompanying financial statements of DoseMe Holdings Pty Ltd (the company) and its controlled entities (the Group), which comprise the Consolidated Balance Sheet as at June 30, 2018, and the related Consolidated Statements of Operations, Stockholders’ Equity and Cash Flows for the year then ended, and the related notes to the consolidated financial statements.

The accompanying financial statements of DoseMe Holdings Pty Ltd and its controlled entities as of June 30, 2018 contain comparative information as of June 30, 2017, and for the year then ended. The comparative information was not audited by us, and accordingly, we do not express any form of assurance on it.

Managements’ responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of such internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We have conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Group’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the management, as well as evaluating the overall presentation in the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

PKF Hacketts Audit	Level 6, 10 Eagle Street, Brisbane QLD 4000	8 East Street, PO Box 862
ABN 33 873 151 348	GPO Box 1568, Brisbane QLD 4001	Rockhampton QLD 4700
	p +61 7 3839 9733	p +61 7 4927 2744
	f +61 7 3832 1407	f +61 7 4927 4317

Liability limited by a scheme approved under Professional Standards Legislation. PKF International Limited administers a network of legally independent firms which carry on separate business under the PKF Name. PKF International Limited is not responsible for the acts or omissions of individual member firms of the network. For office locations visit www.pkf.com.au

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of DoseMe Holdings Pty Ltd and its controlled entities as at June 30, 2018, and the consolidated results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

PKF HACKETTS AUDIT

/s/ Cameron Bradley

Cameron Bradley
Partner

Brisbane, November 15, 2018

DOSEME HOLDINGS PTY LTD
CONSOLIDATED BALANCE SHEETS

		June 30,
	Note	2018 $	2017 $
			Unaudited

Assets
Current assets:
Cash	4	229,695	544,059
Accounts receivable, net		—	1,062
Prepaid expenses		4,561	9,130
Other current assets	5	414,576	350,155
Total current assets		648,832	904,406
Intangible assets, net		—	1,666
Property and equipment, net	6	—	2,530
Total assets		648,832	908,602

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable		15,965	15,622
Accrued expenses and other liabilities	7	107,890	147,555
Provisions	8	26,864	37,548
Total current liabilities		150,719	200,725
Total liabilities		150,719	200,725

Commitments and contingencies (Note 11)

Stockholders’ equity:
Common stock, 17,132 shares issued and outstanding at at June 30, 2018 (2017: 15,024)	9	5,237,102	4,084,327
Accumulated deficit		(4,775,295)	(3,412,726)
Accumulated other comprehensive income		36,306	36,276
Total stockholders’ equity		498,113	707,877
Total liabilities and stockholders’ equity		648,832	908,602

See accompanying notes to audited consolidated financial statements.

DOSEME HOLDINGS PTY LTD
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended June 30,
	2018 $	2017 $
		Unaudited

Revenue:
Service revenue	55,169	32,031
Total revenue	55,169	32,031
Cost of revenue, exclusive of depreciation and amortization show below:
Service cost	—	—
Total cost of revenue, exclusive of depreciation and amortization	—	—
Operating expenses:
Advertising expense	35,559	79,141
General and administrative	1,641,850	1,424,339
Depreciation and amortization	4,539	17,894
Total operating expenses	1,681,948	1,521,374
Loss from operations	(1,626,779)	(1,489,343)
Other income (expense):
Interest income	—	175
R&D tax offset refund	221,870	322,672
Grant revenue	42,340	49,023
Total other income	264,210	371,870
Loss before income taxes	(1,362,569)	(1,117,473)
Tax expense	—	—
Net loss	(1,362,569)	(1,117,473)
Net loss attributable to common stockholders:
Basic	(1,362,569)	(1,117,473)
Diluted	(1,362,569)	(1,117,473)
Net loss per share attributable to common stockholders (Note 3):
Basic	(86.33)	(74.87)
Diluted	(86.33)	(74.87)
Weighted average common stock outstanding (Note 3):
Basic	15,783	14,925
Diluted	15,783	14,925

See accompanying notes to audited consolidated financial statements.

DOSEME HOLDINGS PTY LTD
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Year Ended June 30,
	2018 $	2017 $
		Unaudited

Net loss	(1,362,569)	(1,117,473)
Other comprehensive income (loss), net of tax:
Change in foreign currency translation adjustments	30	(2,175)
Other comprehensive income / (loss)	30	(2,175)
Comprehensive loss attributable to common stockholders:	(1,362,539)	(1,119,648)

See accompanying notes to audited consolidated financial statements.

DOSEME HOLDINGS PTY LTD

CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY

				Accumulated
				Other	Total
	Common Stock	Common Stock	Accumulated	Comprehensive	Shareholders
	Shares	Amount	Deficit	Income	Equity

Balance as at July 1, 2016	12,000	$2,185,043	$(2,295,253)	$38,451	$(71,759)
Issuance of common stock	3,024	1,899,284		—	1,899,284
Net loss	—	—	(1,117,473)	—	(1,117,473)
Other comprehensive income, net	—	—	—	(2,175)	(2,175)
Balance as at June 30, 2017	15,024	4,084,327	(3,412,726)	36,276	707,877

Issuance of common stock, net of issuance costs	2,108	1,152,775	—	—	1,152,775
Net loss	—	—	(1,362,569)	—	(1,362,569)
Other comprehensive income, net	—	—	—	30	30
Balance as at June 30, 2018	17,132	$5,237,102	$(4,775,295)	$36,306	$498,113

See accompanying notes to audited consolidated financial statements.

DOSEME HOLDINGS PTY LTD
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30,
	2018 $	2017 $
		Unaudited

Cash flows from operating activities:
Net loss	(1,362,569)	(1,117,473)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,596	17,774
Changes in operating assets and liabilities:
Accounts receivable, net	1,062	(356)
Prepaid expenses and other current assets	124,533	(237,011)
Accounts payable	343	15,411
Accrued expenses and other liabilities	58,351	30,648
Provisions	(10,684)	35,461
Net cash provided used in operating activities	(1,182,368)	(1,255,546)

Cash flows from investing activities:
Purchases of property and equipment	—	(17,902)
Net cash used in investing activities	—	(17,902)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of issuance costs	868,004	1,516,590
Net cash provided by financing activities	868,004	1,516,590
Net decrease in cash	(314,364)	243,142
Cash, beginning of period	544,059	300,917
Cash, end of period	229,695	544,059

Supplemental disclosure of cash flow information:
Other liabilities settled via stock issuance	99,996	—

See accompanying notes to audited consolidated financial statements.

DOSEME HOLDINGS PTY LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: NATURE OF BUSINESS

DoseMe Holdings Pty Ltd and its controlled entities (the “Group”) provides patient specific, data driven technology and solutions that enable healthcare organizations to optimize medication dosing to improve patient outcomes, reduce hospitalizations, lower healthcare costs and manage risk. The Group’s cloud based software solutions provide prescribers, pharmacists and healthcare organizations with sophisticated and innovative tools to better manage the medication related needs of patients.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of preparation of the financial report

The acccompanying consolidated financial statements of the Group presented in United States dollars, for the year ended June 30, 2018 have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) Any reference in these notes to applicable guidance is meant to refer to the authoritative United States GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”). The accompanying consolidated financial statements include the accounts of the Group and its wholly owned subsidiaries. All interGroup accounts and transactions have been eliminated on consolidation.

(b) Liquidity

The Group’s audited consolidated financial statements have been prepared on the basis of continuity of operations, realization of assets and the satisfaction of liabilities in the ordinary course of business. Management believes that the Group’s cash on hand of $229,695 as of June 30, 2018, cash flows from operations and availability of debt or equity funding are sufficient to fund the Group’s planned operations through to at least June 30, 2019.

(c) Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates or assumptions.

On an ongoing basis, management evaluates its estimates and assumptions, including, but not limited to, those related to: (i) the recognition and disclosure of contingent liabilities, (ii) the useful lives of long-lived assets (including definite-lived intangible assets), (iii) the evaluation of revenue recognition criteria, and (iv) the realizability of long-lived assets, including intangible assets. These estimates are based on historical data and experience, as well as various other factors that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. The Group has engaged and may, in the future, engage third-party valuation specialists to assist with estimates related to the valuation of assets and liabilities acquired. Such estimates often require the selection of appropriate valuation methodologies and models, and significant judgment in evaluating ranges of assumptions and financial inputs. Actual results may differ from those estimates under different assumptions or circumstances. Enter policy details as required.

DOSEME HOLDINGS PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(d) Revenue

The Group recognizes revenue from services rendered when (i) persuasive evidence of an arrangement exists, (ii) services have been rendered, (iii) the price to its client is fixed or determinable and (iv) collectability is reasonably assured.

When the Group enters into arrangements with multiple deliverables, it applies the accounting guidance for revenue arrangements with multiple deliverables and evaluates each deliverable to determine whether it represents a separate unit of accounting based on the following criteria: (i) whether the delivered item has value to the customer on a standalone basis, and (ii) if the contract includes a general right of return relative to the delivered item, delivery or performance of the undelivered item(s) is considered probable and substantially in the control of the Group.

The Group evaluates its contractual arrangements to determine the performance obligations and transaction prices. Revenue is allocated to each performance obligation and recognized when the related performance obligations are satisfied.

The Group provides unique decision support software that leverages clinically validated pharmacokinetic drug models, patient characteristics, drug concentrations and genotype to guide dose optimization. It’s the world’s first precision dosing tool designed for clinical practice that uses Bayesian dosing methods. Its simplicity and portability means Bayesian dosing benefits can be brought to every bedside.

Licence fees

The Group receives licence fees to access DoseMe’s clinical decision support software. These fees are known as Software-as-a-service (SaaS) fees and for DoseMe these fees are paid in advance for each subscription. These services represent a separate unit of accounting and are offered independently from any other services. Revenue for these services is recognized each month as the services are performed.

Transaction fee

The Group also receives transactional fees based on a setting up each new subscription.

(e) Research and Development

Research and development expenses consist primarily of salaries and related costs for personnel in the Group’s research and development functions, which include software developers and other employees engaged in scientific education and research. Research and development expenses also include costs relating to the design and development of new software and technology and new service offerings, as well as enhancement of existing software and technology and new service offerings, including fees paid to third-party consultants, costs relating to quality assurance and testing, and other allocated facility-related overhead and expenses. Costs incurred in research and development are charged to expense as incurred.

(f) Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. Valuation allowances are provided when necessary to reduce deferred tax assets to the amount expected to be realized.

DOSEME HOLDINGS PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(g) Net Loss per Share Attributable to Common Stockholders

The Group computed net loss per share of common stock using the treasury stock method for the year ended June 30, 2018 and 2017.

(h) Fair Value Measurement

The Group’s financial instruments consistent of accounts receivable, accounts payable and accrued expenses. The carrying values of accounts receivable, accounts payable and accrued expenses are respresentative of their fair value due to the relatively short-term nature of those instruments.

(i) Cash

Cash at June 30, 2018 and 2017 consists of cash on deposit with banks. The Group considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Group did not have any cash equivalents as of June 30, 2018 or 2017.

(j) Accounts Receivable, net

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Group maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and its clients’ financial condition, the amount of receivables in dispute and the current receivables aging and current payment patterns. The Group reviews its allowance for doubtful accounts monthly. The allowance for doubtful accounts was $0 as of June 30, 2018 and 2017.

(k) Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation. Additions or improvements that increase the useful life of existing assets are capitalized, while expenditures for repairs and maintenance that do not improve or extend the lives of the respective assets are charged to expense as incurred. Depreciation is recognized using the straight-line method over the estimated useful lives of the assets. The Group depreciates computer hardware and purchased software over a life of three years and office furniture and equipment over a life of five years. Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the lease term. Property and equipment under capital leases are amortized over the shorter of the lease term or the estimated useful life of the asset. Upon retirement or sale, the cost and related accumulated depreciation of assets disposed of are removed from the accounts and any resulting gain or loss is included in the consolidated statements of operations.

(I) Short-term Employee Benefit Obligations

Liabilities arising in respect of salaries and wages, annual leave and any other employee benefits (other than termination benefits) expected to be settled wholly before twelve months after the end of the annual reporting period are measured at the (undiscounted) amounts based on renumeration rates which are expected to be paid when the liability is settled. The expected cost of short-term employee benefits in the form of compensated absenses such as annual leave and accumulated sick leave is recognised in the provision for employee benefits. All other short-term employee benefit obligations are presented in payables in the consolidated balance sheets.

DOSEME HOLDINGS PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(m) Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal fees and other expenses related to litigation are expensed as incurred and included in general and administrative expenses in the consolidated statements of operations.

(n) Advertising Costs

Advertising costs are charged to operations when the advertising first takes place. The Group incurred advertising expense of $29,285 and $76,057 for the years ended June 30, 2018 and 2017, respectively, which is included in sales and marketing expense.

(o) Segment Data

The Group manages its operations as a single segment for the purposes of assessing performance and making operating decisions. The Group’s chief operating decision maker allocates resources and assesses performance based upon financial information at the consolidated level. The Group’s chief operating decision maker is the Chief Executive Officer. Since the Group operates in one operating segment, all required financial segment information can be found in the consolidated financial statements. All revenues are generated and all tangible assets are held in Australian dollars and converted to United States dollars for the purpose of this financial report.

(p) Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (‘ASU 2014-09’) and has subsequently issued a number of amendments to ASU 2014-09. ASU 2014-09, as amended, represents a comprehensive new revenue recognition model that requires a Group to recognize revenue to depict the transfer of promised goods or services to clients in an amount that reflects the consideration to which the Group expects to be entitled to receive in exchange for those goods or services. ASU 2014-09 sets forth a new five-step revenue recognition model which replaces the prior revenue recognition guidance in its entirety and is intended to eliminate numerous industry-specific pieces of revenue recognition guidance that have historically existed. For public companies, ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2017 and interim reporting periods within that reporting period. Companies may use either a full retrospective or a modified retrospective approach to adopt ASU 2014-09. The Group will adopt ASU-2014-09 as of July 1, 2018 using the full retrospective method and continues to assess the impact of ASU 2014-09 on its results of operations, financial position, cash flows, and disclosures. The Group will finalize its calculation of the financial impact of the adoption of this accounting standard on its consolidated financial statements in the June accounts in 2019.

The Group analyzed substantially all of its contracts with customers to determine the impact of the adoption of ASU 2014-09 on the Group’s consolidated financial statements and disclosures. While the Group is still analyzing the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures.

DOSEME HOLDINGS PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(p) Recent Accounting Pronouncements (Continued)

The adoption of this ASU will result in increased disclosure, including qualitative and quantitative disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers.

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory (“ASU 2015-11”), which simplifies the subsequent measurement of inventories by replacing the current lower of cost or market test with a lower of cost and net realizable value test. ASU 2015 -11 is effective for public business entities for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. The Group adopted ASU 2015-11 effective July 1, 2017. The adoption of this standard did not have any impact on the Group’s consolidated financial statements.

In September 2015, the FASB issued ASU No. 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments (“ASU 2015-16”). The standard requires that adjustments made to provisional amounts recognized in a business combination be recorded in the period such adjustments are determined, rather than retrospectively adjusting previously reported amounts. ASU 2015 -16 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2015. The Group adopted ASU 2015-16 for the year ended June 30, 2017. The adoption of this standard did not have a material impact on the Group’s consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. ASU 2016 -02 is effective for annual periods beginning after December 15, 2018, including interim periods within those annual periods, with early adoption permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Group is currently evaluating the potential impact of the adoption of this standard and anticipates that this standard will have a material impact on the Group’s consolidated financial statements, as all long term leases will be capitalized on the consolidated balance sheet.

In March 2016, the FASB issued ASU 2016-09, Compensation — Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). The amendments in this update simplify certain aspects related to how share-based payments are accounted for and presented in the financial statements. The new guidance requires excess tax benefits and tax deficiencies be recorded as an income tax benefit or expense in the statement of operations when the awards vest or are settled and as operating cash flows when realized. The excess tax benefits are recognized regardless of whether the benefit reduces income taxes payable in the current period. It also allows an employer to repurchase more of an employee’s shares than it can today for tax withholding purposes without triggering liability accounting and to make a policy election to account for forfeitures as they occur. ASU 2016 -09 is effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. The Group adopted ASU 2016-09 effective July 1, 2017. There was no impact of this standard on the Group’s consolidated financial report.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). ASU 2016-15 provides new guidance to reduce diversity in practice in how certain transactions are classified in the statement of cash flows. ASU 2016 -15 is effective for financial statements issued for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Group is currently evaluating the potential impact of ASU 2016 -15 on the Group’s consolidated financial statements.

DOSEME HOLDINGS PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(p) Recent Accounting Pronouncements (Continued)

In January 2017, the FASB issued Accounting Standards Update No. 2017-01, Business Combinations (“ASU 201701”). ASU 2017-01 provides guidance for evaluating whether a set of transferred assets and activities (the “set”) should be accounted for as an acquisition of a business or group of assets. The guidance provides a screen to determine when a set does not qualify to be a business. When substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in an identifiable asset or a group of similar assets, the set is not a business. Also to be considered a business, the set would have to include an input and a substantive process that together significantly contribute to the ability to create outputs. ASU 2017-01 is effective for financial statements issued for fiscal years beginning after December 15, 2017. The adoption of ASU 2017 01 will not have a material effect on the Group’s consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 simplifies the accounting for goodwill impairment by eliminating the requirement to calculate the implied fair value of goodwill to measure an impairment charge. Instead, entities will be required to record an impairment charge based on the excess of a reporting unit’s carrying value over its fair value. ASU 2017-04 is effective for financial statements issued for fiscal years beginning after December 15, 2019. The adoption of ASU 2017 04 will not have a material effect on the Groups’s consolidated financial statements.

In May 2017, the FASB issued ASU No. 2017-09, Compensation — Stock Compensation (Topic 718): Scope of Modification Accounting (“ASU 2017-09”). ASU 2017-09 amends the scope of modification accounting for share-based payment arrangements. The guidance requires modification accounting only if the fair value, vesting conditions, or the classification of the award (as equity or liability) changes as a result of a change in terms or conditions. ASU 2017-09 is effective for financial statements issued for fiscal years beginning after December 15, 2017. The adoption of ASU 2017 09 will not have a material effect on the Group’s consolidated financial statements.

DOSEME HOLDINGS PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3: NET LOSS PER SHARE

Basic net loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of shares of common stock of the Company outstanding during the period. The Company computed net loss per share of common stock using the treasury stock method for the years ended June 30, 2018 and 2017. Diluted net loss per share is computed dividing net loss attributable to common stockholders by the weighted average number of shares of common stock during the period plus the impact of dilutive securities, to the extent that they are not anti-dilutive. The following table presents the calculation of basic and diluted net loss per share for Company’s common stock:

	Year Ended June 30,
	2018	2017
		Unaudited

Numerator:
Net loss attributable to common stockholders	$(1,362,569)	$(1,117,473)

Denominator (basic):
Weighted average shares of common stock outstanding, basic	15,783	14,925

Denominator (diluted):
Weighted average shares of common stock outstanding, diluted	15,783	14,925

Net loss per share attributable to common stockholders, basic	$(86.33)	$(74.87)
Net loss per share attributable to common stockholders, diluted	$(86.33)	$(74.87)

NOTE 4: CASH

At June 30, 2018 and 2017, cash consisted of the following:

	June 30, 2018	June 30, 2017
		Unaudited

Cash at bank	$229,695	$544,059

NOTE 5: OTHER CURRENT ASSETS

At June 30, 2018 and 2017, other current assets consisted of the following:

	June 30, 2018	June 30, 2017
		Unaudited

R&D tax offset refund receivable	$211,975	$329,227
GST receivable	8,241	10,953
Related party receivable for common stock issued	184,775	—
Rental deposits	9,585	9,975
Total other current assets	$414,576	$350,155

DOSEME HOLDINGS PTY LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 6: PROPERTY AND EQUIPMENT

At June 30, 2018 and 2017, property and equipment consisted of the following:

	Estimated	June 30,
	useful life	2018	2017
			Unaudited

Computer hardware and purchased software	3 years	$15,149	$25,432
Office furniture and equipment	5 years	18,857	25,613
		34,006	51,045
Less: accumulated depreciation		(34,006)	(48,515)
Property and equipment, net		$—	$2,530

Depreciation and amortization expense on property and equipment for the years ended June 30, 2018 and 2017 were $2,864 and $16,261 respectively.

NOTE 7: ACCRUED EXPENSES AND OTHER LIABILITIES

At June 30, 2018 and 2017, accrued expenses and other liabilties consisted of the following:

	June 30, 2018	June 30, 2017
		Unaudited

Employee related expenses	$14,794	$33,407
Accrued fringe benefits tax	16,166	—
Legal fees	—	7,528
Stock issue costs	—	99,996
Deferred revenue	76,930	6,624
Total accrued expenses and other liabilities	$107,890	$147,555

NOTE 8: EMPLOYEE BENEFIT PROVISIONS

At June 30, 2018 and 2017, employee benefit provisions consisted of the following:

	June 30, 2018	June 30, 2017
		Unaudited

Annual leave	$26,864	$37,548

NOTE 9: COMMON STOCK

	June 30, 2018	June 30, 2017
		Unaudited

17,123 (2017: 15,024) Common stock	$5,237,102	$4,084,327

Common Stock

	June 30, 2018		June 30, 2017
	Shares	Amount	Shares	Amount
			Unaudited	Unaudited

Opening stock	15,024	$4,084,327	12,000	$2,185,043
Stock issued, net of share issue costs:
July 13, 2016	—	—	3,024	1,899,284
November 22, 2017	1,109	628,024	—	—
May 30, 2018	999	524,751	—	—
Closing stock	17,132	$5,237,102	15,024	$4,084,327

DOSEME HOLDINGS PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10: INCOME TAXES

As of June 30, 2018, the Company had income tax net operating loss (“NOL”) carryforwards of $1,599,010 which are available to reduce future taxable income.

We believe that it is more likely than not that the benefit from NOL carryforward will not be realized at this point in time. In recognistion of this risk, no deferred tax assets related to these NOL carryforwards have been accounted for.

NOTE 11: COMMITMENTS AND CONTINGENCIES

(a) Leases

The Group has entered into two operating leases for office space. One of the leases is a rolling annual agreement expiring in April 2019 with the other being a rolling monthly agreement requiring a one-month notice period. No additional occupancy taxes, rates or charges are payable in addition to the base rent payments.

Future minimum lease payments under operating leases as of June 30, 2018 are as follows:

June 30, 2018

2019	$35,870
2020	—
2021	—
2022	—
2023	—
Thereafter	—
Total minimum lease payments	$35,870

Rent expense under these operating leases was $41,717 and $35,183 for the years ended June 30, 2018 and 2017 respectively.

(b) Legal Proceedings

The Company is not currently involved in any significant claims or legal actions that, in the opinion of management, will have a material adverse impact on the Company.

(c) Bonuses Paid on Sale of Business

The Company has set up two bonus structures in the event the business is acquired by a third party. These bonuses fall part of certain employee’s employment contracts and are only valid for employees employed at the time of the acquisition. In addition, at the acquirer’s discretion, these bonuses may be held for up to six months to ensure a smooth transition.

The true bonus structures are as follows:

(i)             Senior Employee Loyalty Bonus “SELB”

The SELB aims to align critical, early employees with long-term value creation. The bonus entitles eligible employees to 0.5% of eventual net cleared value per common share of the Company in the event that a sale price of $1,985 per common share is achieved. At year-end only one employee is entitled to the SELB should the hurdle price be achieved.

DOSEME HOLDINGS PTY LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11: COMMITMENTS AND CONTINGENCIES (Continued)

(c) Bonuses Paid on Sale of Business (Continued)

(ii)          Early Employee Loyalty Bonus “EELB”

The EELB aims to align non-critical, early employees with long-term value creation. The bonus is a one-time payment in the amount of the employee’s annual base salary. The bonus is available to those on the program in the event of a successful exit which achieves a minimum sale price of $1,985 per common share. At year-end three employees are eligible for the bonus with the maximum amount payable being $211,580.

Management believes it is very unlikely that both programs with be realized in the next twelve months based on recent offers received to acquire all outstanding shares.

NOTE 12: RELATED PARTY TRANSACTIONS

At June 30, 2018 there was a related party receivable for stock issued during the year in the amount of $184,775 (2017: Nil).

Included in general and administrative expenses during the year ended June 30, 2018 were $20,699 (2017: $13,138) of consulting fees paid to a director related party.

There were no other related party transactions during year ended June 30, 2018 and 2017.

NOTE 13: SUBSEQUENT EVENTS

On October 1, 2018, the company issued a convertible note (“the note”) with a principal amount of USD $1,000,000. The note bears simple interest on the outstanding principal amount at the rate of 10% per annum. The principal amount of the note and any unpaid accrued interest shall be due and payable on the twelve (12) month anniversary, subject to earlier repayment of the principal amount and any unpaid accrued interest as a result of a Change of Control event, or earlier conversion to equity securities as a result of a Qualified Financing event, as discussed below.

Conversion on Qualified Financing event

The principal amount and any unpaid accrued interest shall automatically convert into equity securities in the event the Company issues and sells its equity securities to investors in an equity financing while the note remains outstanding (“Qualified Financing”), at the conversion price of either:

(i) if more than 50% of the capital raised by the Company in the Qualified Financing comes from investors who do not have any affiliation with the current investors in the Company, the price paid per share for equity securities by the investors in the Qualified Financing; or

(ii) if 50% or less of the capital raised by the Company in the Qualified Financing comes from investors who do not have any affiliation with the current investors in the Company, the lesser of:

(a) the price paid per share for equity securities by the investors in the Qualified Financing, or

(B) the quotient resulting from dividing (1) USD $15,000,000 by (2) the number of outstanding ordinary shares of the Company immediately prior to the Qualified Financing.

Except as disclosed above, no other matter or circumstance has arisen since September 30, 2018 that has significantly affected or may significantly affect:

(a) the operations, in financial years subsequent to September 30, 2018, of the Group, or

(b) the results of those operations, or

(c) the state of affairs, in financial years subsequent to September 30, 2018, of the Group.